SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                           __________________________


Date of Report (Date of earliest event reported): April 2, 2001



                               PRO NET LINK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Nevada                                                    88-0333454
----------------------------                                 -------------------
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
      organization)


                                    000-26541
                            ------------------------
                            (Commission File Number)


645 Fifth Avenue, Suite 303, New York, NY                               10022
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

                                  (212)688-8838
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

On April 2, 2001, Pro Net Link Corp., a Nevada corporation (the "Company") announced that it had entered into an equity line of credit facility (the "Equity Line") with Waveland Capital, LLC, a Colorado limited liability company ("Waveland"). The most significant terms of the Equity Line are set forth in a Common Stock Purchase Agreement and a Registration Rights Agreement, dated as of March 29, 2001, between the parties.

Under the terms of these agreements, the Company agreed to file a registration statement covering the shares of the common stock of the Company estimated to be issuable under the Common Stock Purchase Agreement and the warrants, discussed below. During the 18-month period after the registration statement is declared effective by the Securities and Exchange Commission, the Company has the right (but not the obligation) to sell up to $5,000,000 worth of its common stock to Waveland in periodic draw downs made at the election of the Company. Waveland will purchase each tranche of shares under the Equity Line at a discounted price equal to 90% of the average of the three lowest closing bid prices of the common stock of the Company during the ten trading days following the delivery by the Company of a draw down notice related to that tranche. In certain circumstances, the Company may rescind a draw down under the Equity Line if the purchase price would be below a minimum per share price designated by the Company, or if the volume of the trading of the Company's common stock fails to reach certain benchmarks.

In connection with the Equity Line, the Company issued a warrant to Waveland to purchase up to 1,465,416 shares of the Company's common stock, with an exercise price of $0.1706 per share and an exercise period from September 29, 2001 until March 29, 2006. Under the Common Stock Purchase Agreement, the Company agreed to issue, in certain circumstances, additional warrants to Waveland.

The Common Stock Purchase Agreement, the Registration Rights Agreement and the initial warrant issued to Waveland are filed herewith as exhibits.

The Company's right to make each draw down under the Equity Line is subject to certain conditions, including, without limitation that the registration statement covering the shares to be issued in the draw down shall have been declared, and shall, remain


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effective. Accordingly, there can be no assurances that the transactions contemplated under the Equity Line will be consummated.

Item 7. Exhibits

(C) EXHIBITS

10.1 Common Stock Purchase Agreement, dated as of March 29, 2001, between Pro Net Link Corp., a Nevada Corporation, and Waveland Capital, LLC, a Colorado limited liability company.

10.2 Stock Purchase Warrant, dated as of March 29, 2001, issued by Pro Net Link Corp., a Nevada corporation, to Waveland Capital, LLC, a Colorado limited liability company.

10.3 Registration Rights Agreement, dated as of March 29, 2001, between Pro Net Link Corp., a Nevada corporation, and Waveland Capital, LLC, a Colorado limited liability company.

99.1 Press Release, dated April 2, 2001.


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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2001



                                        PRO NET LINK CORP.
                                        (Registrant)




                                        By: /s/ JEAN PIERRE COLLARDEAU
                                            ----------------------------
                                            Name: Jean Pierre Collardeau
                                            Title: President and Secretary


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


                                  EXHIBIT INDEX

10.1 Common Stock Purchase Agreement, dated as of March 29, 2001, between Pro Net Link Corp., a Nevada Corporation, and Waveland Capital, LLC, a Colorado limited liability company.

10.2 Stock Purchase Warrant, dated as of March 29, 2001, issued by Pro Net Link Corp., a Nevada corporation, to Waveland Capital, LLC, a Colorado limited liability company.


10.3 Registration Rights Agreement, dated as of March 29, 2001, between Pro Net Link Corp., a Nevada corporation, and Waveland Capital, LLC, a Colorado limited liability company.

99.1 Press Release, dated April 2, 2001.